Exhibit 99.1

AT THE COMPANY:                                  INVESTOR RELATIONS:
Barry A. Rothman                                 Gary Geraci
Onstream Media Corporation                       Equity Performance Group
954-917-6655                                     617-723-2373
brothman@onstreammedia.com                       gary@equityperfgp.com
                                                 www.equityperformancegroup.com

FOR IMMEDIATE RELEASE:

   ONSTREAM MEDIA CORPORATION FISCAL 2006 THIRD QUARTER CONFERENCE CALL RECAP

POMPANO BEACH, FL - AUGUST 23, 2006 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, announced today it held a conference call on August 22nd to discuss its fiscal 2006 third quarter and year-to-date financial results and latest business developments.

The presentation by Randy Selman, President and CEO, and Robert Tomlinson, CFO, both of Onstream Media, included the following key points:

      - Fiscal 2006 third quarter revenues increased by approximately 13% over the corresponding prior year quarter to approximately $2.3 million. Both Digital Asset Management Group and Webcasting Group revenues increased during the recently ended quarter, as compared to the corresponding quarter of the prior year as well as the immediately preceding quarter of this year.

      - The Company's net loss decreased by approximately 49% to approximately $1.2 million, or an $0.08 loss per share, in the third quarter of fiscal 2006, as compared to a net loss of approximately $2.3 million, or a $0.27 loss per share, for the comparable prior year period. A primary contributor to the Company's fiscal 2006 third quarter net loss was non-cash expenses, net of non-cash income, totaling approximately $800,000. These net non-cash expenses include the amortization and write-off of unamortized discount on convertible debentures, depreciation, amortization, professional fees paid with shares and options, interest paid with shares and valuation of derivatives under EITF 00-19.

      - The cash portion of the Company's net loss was approximately $405,000 in the third quarter of fiscal 2006 compared to approximately $636,000 in the same quarter of last year, and approximately $912,000 in the immediately preceding quarter of this year, representing reductions of approximately 36% and 56%, respectively. The cash portion of the Company's net loss is calculated as the Company's net loss less the impact of non-cash expenses, net of non-cash income, included in that net loss.

      - For more than a year, America Online (AOL) has utilized Onstream Media's video indexing technology for the AOL(R) Video archive on the AOL(R) service and the AOL.com portal, and during the recently ended quarter, extended its contract with the Company.

      - Included in Digital Asset Management Group revenues for the quarter was approximately $120,000 from a new client, Discovery Education, a subsidiary of Discovery Communications, Inc., the leading global real world and knowledge-based media company, which selected Onstream Media to process content for their new online education service. Onstream Media received a $360,000 non-refundable initial payment in connection with this contract of which $90,000 was recognized in the current quarter (as part of the total $120,000 revenues) and the remaining $270,000 will be recognized as revenue during the remainder of this calendar year. Onstream expanded its encoding operations to ramp up the volume of deliveries under the contract, and as a result, expects to significantly increase revenues for at least the remainder of this calendar year.

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      -     The Company launched an extension to its Visual Webcaster Platform with a new lead generation Webinar service. Webinars are becoming an increasingly popular and cost-effective tool in the overall sales and marketing functions of many companies. Onstream Media's new service enables clients to hold real-time virtual seminars over the Internet. In its own test of the Webinar service, from a single event and a marketing budget of less than $5,000, Onstream Media received 377 registrations and 197 qualified leads. From those leads, the Company has set 27 appointments, of which the first 11 meetings have generated 9 proposals valued at over $150,000 and signed contracts for $30,000.

      - Onstream increased the capacity of its Digital Media Services Group to meet expanding demand from its clients and more readily scale its business, including the investment of more than $700,000 during the quarter on capital expenditures for hardware, software and facilities. The Company continues to enhance the DMSP, including the recent development of new services including ad insertion, upgrades to its smart encoding technology and new video player design.

      - The Company's balance sheet improved due to its discontinuance of rescission accounting as of June 30, 2006. As a result, the Company reflected an increase in its additional paid-in capital of approximately $7.1 million for the nine months ended June 30, 2006, $5.9 million of which was recognized in the recent quarter.

Mr. Selman stated, "We believe that increasing revenues is the key to eliminating our ongoing cash burn rate and the results of this quarter signify we are making good progress in that regard. We believe that approximately $3.0 million in quarterly revenues will allow us to reach cash flow breakeven, and we are now closer to achieving this goal. Increased sales activity from existing clients, as well as the realization of deferred revenues and new sales from recently awarded contracts, should continue to grow our revenues for further improvements at least through calendar 2006."

A rebroadcast of the call is available online at http://www.visualwebcaster.com/event.asp?id=35308. An archived version of the webcast will be accessible from the Press Releases page on http://www.onstreammedia.com for at least the next 12 months, pursuant to SEC guidelines.

ABOUT ONSTREAM MEDIA CORPORATION
Founded in 1993, Onstream Media (NASDAQ: ONSM) is a leading online service provider of live and on-demand communications and digital media services including encoding, editorial, hosting, digital asset management, streaming, e-commerce/pay-per-view and distribution via the Onstream Digital Media Services Platform. Onstream Media's pioneering ASP Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Discovery Education, Disney, MGM, Deutsche Bank, Rodale, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

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Certain statements in this document and elsewhere by Onstream Media are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.


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